UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2018

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report:    N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Asset-Based Revolving Credit Facility

Overview. On August 2, 2018, Party City Holdings Inc. (the “Borrower”), a wholly-owned subsidiary of Party City Holdco Inc. (the “Company”), PC Intermediate Holdings, Inc. (“Holdings”), its parent, and its subsidiary, Party City Corporation, as co-borrower, amended its credit agreement for its $640 million senior secured ABL revolving loan facility (the “Revolving Facility”), with J.P. Morgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.

The amendment to the credit agreement governing the Revolving Facility (the “Revolving Credit Agreement”) will extend the maturity date thereof to the earliest of (a) August 2, 2023, (b) the date that is 60 days prior to the final stated maturity date of the Borrower’s senior secured term loan facility (the “Term Loan Facility,” and together with the Revolving Facility, the “Senior Credit Facilities”) if such final stated maturity date has not been extended or refinanced to a date occurring on or after February 2, 2024, unless the amount of excess availability minus the outstanding indebtedness under the Term Loan Facility on such date is in excess of $100.0 million, and (c) the date that is 60 days prior to the final stated maturity date of the Borrower’s 6.125% notes due 2023 if such final stated maturity date has not been extended or refinanced to a date occurring on or after February 2, 2024, unless the amount of excess availability minus the outstanding amount of 2023 Notes on such date is in excess of $100.0 million.

Indenture and 2026 Notes

On August 2, 2018, Party City Holdings Inc. (the “Issuer”), a wholly-owned subsidiary of the Company, and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into an indenture (the “Indenture”) governing the Issuer’s newly issued 6.625% senior secured notes due 2026 (the “2026 Notes”). In addition, on August 2, 2018, certain of the Issuer’s subsidiaries, as guarantors (the “Guarantors”), and the Trustee entered into a supplemental indenture (the “First Supplemental Indenture”) pursuant to which the Guarantors unconditionally guaranteed all the Issuer’s obligations under the Indenture. The 2026 Notes were issued in an aggregate principal amount of $500 million and will pay interest semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2019, at a rate of 6.625% per year, and will mature on August 1, 2026.

The 2026 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of the Issuer’s existing and future domestic subsidiaries that guarantee the Issuer’s Senior Credit Facilities. The 2026 Notes and related guarantees constitute senior obligations of the Issuer and the Guarantors. They rank (i) equally in right of payment will all of the Issuer’s and the Guarantors’ existing and future senior unsecured indebtedness, (ii) effectively subordinated to any of the Issuer’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing that secured indebtedness, including borrowings under the Senior Credit Facilities, and (iii) structurally subordinated to all of the liabilities of the Issuer’s subsidiaries that are not guaranteeing the 2026 Notes, to the extent of the assets of those subsidiaries.

At any time prior to August 1, 2021, the Issuer may redeem all or part of the 2026 Notes at a price equal to 100% of the principal amount of the 2026 Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium. On or after August 1, 2021, 2022, and 2023, respectively, the Issuer may redeem some or all of the 2026 Notes at the redemption price of 103.313%, 101.656% and 100.000%, respectively, plus accrued and unpaid interest to the redemption date. At any time on or after August 1, 2021, the Issuer may redeem up to 40% of the aggregate principal amount of the 2026 Notes at a redemption price equal to 106.625% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds received by the Issuer in one or more equity offerings; provided that the aggregate principal amount of the 2026 Notes that remain outstanding immediately after such redemption is equal to or greater than 50% of the sum of the aggregate principal amount of the 2026 Notes originally issued under the Indenture on the issue date and any additional notes issued under the Indenture after the issue date must remain outstanding after each such redemption.

Upon the occurrence of specific kinds of changes of control, the holders of the 2026 Notes will have the right to cause the Issuer to repurchase some or all of the 2026 Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain disqualified stock or preferred stock;

•	create liens;

•	pay dividends or distributions, redeem or repurchase equity;

•	prepay subordinated debt or make certain investments;

•	transfer or sell assets;

•	engage in consolidation, amalgamation or merger, or sell, transfer or otherwise dispose of all or substantially all of their assets; and

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications. These covenants will be suspended, and shall not apply at any time during which the 2026 Notes have been assigned an investment grade rating.

This description of the Indenture, the First Supplemental Indenture and the 2026 Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, the First Supplemental Indenture and the form of the 2026 Notes, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The Indenture contains covenants that limit, among other things, the Issuer’s ability to pay dividends on its capital stock, subject to certain exceptions, which may in turn, impact the ability of holders of the Company’s common stock to receive dividends. For more information, see the Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 2, 2018, among Party City Holdings Inc., as Issuer, and Wilmington Trust, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of August 2, 2018, among the Guarantors named therein and Wilmington Trust, National Association, as Trustee

4.3	Form of 6.625% Senior Notes due 2026 (attached as an exhibit to Exhibit 4.1)

10.1	First Amendment to the ABL Credit Agreement, dated as of August 2, 2018, among PC Intermediate Holdings, Inc., Party City Holdings Inc., Party City Corporation, the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto, as the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: August 6, 2018	By:	/s/ Daniel J. Sullivan
Daniel J. Sullivan
Chief Financial Officer

4